FORUM SHAREHOLDER SERVICES
                     TRANSFER AGENCY AND SERVICES AGREEMENT
                                  COMMERCE BANK

                                   APPENDIX B6

                                FEES AND EXPENSES

(I)      BASE FEE

         Per Month for 1st Fund.....................................$2,000/month
                  Each Additional Share Class of that Fund..........$1,000/month
         Per Month Each, for 2nd through 5th Funds..................$1,800/month
                  Each Additional Share Class for Each Fund.........$1,000/month
         Per Month Each, for 6th or Greater Funds...................$1,500/month
                  Each Additional Share Class for Each Fund.........$1,000/month


(II)     SHAREHOLDER ACCOUNT FEE

         Fees per Open Fund Account..................................$1.50/month
         Fees per Closed Fund Account................................$0.25/month


(III)    INTERNET RELATED FEES

         Fees per each Fund...........................................$500/month

(IV)     OUT-OF-POCKET AND RELATED EXPENSES

         The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) stock for statements, confirmations, applications, forms, certificates, checks, drafts, envelope and stationery, (ii) banking charges and printing and clearing of checks and drafts, (iii) literature fulfillment, statement, confirmation, tax form and letter preparation, insertion, mailing and delivery, (iv) communications, including (if utilized) $500/month per telephone line plus $0.50 per call for voice response services, (v) NSCC Mutual Fund Service Member fees and expenses, (vi) fees and expenses of outside proxy solicitors and tabulators, (vii) record storage, imaging, microfilm and microfiche, (viii) reproduction, (ix) escheatment, (x) travel requested by the Trust and (xi) costs for money-laundering compliance software and services. In addition, any other expenses incurred by Forum with respect to compliance by the Trust with any new laws or regulations that come into effect after the date of the Agreement, or incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.


                         THE ADVISORS' INNER CIRCLE FUND


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By: /s/ Timothy D. Barto                     Date: 9/9/02
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Timothy D. Barto
Vice President


FORUM SHAREHOLDER SERVICES, LLC


By: /s/ Lisa J. Weymouth                  Date: 10/23/02
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Lisa J. Weymouth
Director